EX-99.Cert 13 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission for the period ended March 31, 2023, of NB Crossroads Private Markets Fund IV (TI) - Client LLC (the “Company”).

Each of the undersigned officers of the Company hereby certified that, to the best of such officer’s knowledge:

(i)	The Registrant’s report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Registrant’s report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 9, 2023	/s/ Patrick Deaton
Date	Patrick Deaton
Chief Operating Officer
(Principal Executive Officer)

June 9, 2023	/s/ Mark Bonner
Date	Mark Bonner
Treasurer
(Principal Financial Officer)